UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 25, 2007 (November 30, 2006)

Remote Dynamics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26140	51-0352879
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Chisholm Place, Suite 120 Plano, Texas
(Address of principal executive offices)

(972) 395-5579
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to Current Report on Form 8-K amends and restates the information previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2006.  This Amendment No. 1 reflects the second and third closings under our November 2006 Note and Warrant Purchase Agreement. This Amendment No. 1 also includes certain historical and pro forma financial information not previously included.

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01.  Entry into a Material Definitive Agreement

On November 30, 2006, Remote Dynamics, Inc. (the “Company”) entered into (a) a Note and Warrant Purchase Agreement with Bounce Mobile Systems, Inc. (“BMSI”) and other accredited investors and (b) a Share Exchange Agreement with BMSI.

Note and Warrant Purchase Agreement

Pursuant to the Note and Warrant Purchase Agreement, the Company will receive up to $1,754,000 in gross proceeds (of which BMSI has committed to provide $1,200,000) from the sale of up to (i) $1,754,000 principal amount of its Series B subordinated secured convertible promissory notes (“Series B Notes’), (ii) $701,600 principal amount of its original issue discount series B subordinated secured convertible promissory notes (“OID Notes”), (iii) its series E-7 warrants (“E-7 Warrants”) to purchase 82,218,750 shares of the Company’s common stock and (iv) its series F-4 warrants (“F-4 Warrants”) to purchase 82,218,750  shares of its common stock.

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The Series B Notes and the OID Notes are secured by all of the Company’s assets, subject to existing liens, are due December 4, 2009 and begin amortization of principal (in nine quarterly installments) on August 1, 2007.  The Company may make principal installment payments in cash or in registered shares of the Company’s common stock. If paid in common stock, certain conditions must be satisfied, and the number of registered shares to be paid to the holder must be an amount equal to the principal installment amount divided by the greater of (i) $0.02 and (ii) 90% of the average of the volume weighted average trading prices of the common stock for the ten trading days immediately preceding the principal payment.  The Series B Notes and OID Notes are convertible into the Company’s common stock at an initial conversion price of $0.016 per share, subject to reduction if the Company fails to achieve specified financial and operating milestones and subject to adjustment for stock splits and combinations, certain dividends and distributions, reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets; issuances of additional shares of common stock, and issuances of common stock equivalents.

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The E-7 Warrants have an exercise price of $0.02 per share, subject to adjustment for stock splits and combinations, certain dividends and distributions, reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets; issuances of additional shares of common stock, and issuances of common stock equivalents.  The E-7 Warrants are exercisable for a seven-year period from the date of issuance.

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The F-4 Warrants have an exercise price of $0.03 per share, subject to adjustment for stock splits and combinations, certain dividends and distributions, reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets; issuances of additional shares of common stock, and issuances of common stock equivalents. The F-4 Warrants are exercisable for a four-year period beginning on the date a resale registration statement for the shares underlying the warrants is declared effective by the Securities and Exchange Commission (the “SEC”).

The Series B Note financing is structured to occur in four closings, each providing $438,500 in gross proceeds to the Company.  The first closing occurred on December 4, 2006.  The second closing occurred on January 10, 2007, and the third closing occurred on March 26, 2007.    The fourth closing will occur within five business days after the date that an initial resale registration statement for the shares underlying the notes and warrants issued in the private placement is declared effective by the SEC.  Each closing is subject to certain other conditions being satisfied, including (i) the representations and warranties of the Company in the agreement being true and correct in all material respects as of each closing date, (ii) the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the agreement to be performed, satisfied or complied with by the Company at or prior to each closing date, and (iii) no material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries having occurred.

The private placement of notes and warrants was offered and sold solely to accredited investors in reliance on the exemption from registration provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended.

As a result of the financing and pursuant to the terms of "most favored nations" rights granted to investors in the Company’s February 2006 private placement of its series A senior secured convertible notes (”Series A Notes”), the Company agreed to issue certain of our February 2006 private placement investors, in exchange for $1,013,755 principal amount of the Series A Notes, an additional (i) $1,146,755 principal amount of Series B Notes, (ii) $458,702 principal amount of Series B OID Notes, (iii) E-7 Warrants to purchase 77,191,646 shares of the Company’s common stock and (iv) F-4 Warrants to purchase 77,191,646 shares of the Company’s common stock.  Remote Dynamics will receive no additional proceeds from the exchange.

In addition, the Company agreed to issue, in exchange for 50 shares of its Series B convertible preferred stock with an aggregate face value of $500,000 an additional (i) $500,000 principal amount of Series B Notes, (ii) $200,000 principal amount of Series B OID Notes, (iii) E-7 Warrants to purchase 23,437,500 shares of the Company’s common stock and (iv) F-4 Warrants to purchase 23,437,500 shares of the Company’s common stock.

Midtown Partners & Co., LLC, a NASD member fir, acted as sole placement agent in the private placement.  In connection with the private placement, the Company agreed to pay to the placement agent for the transaction consideration consisting of (a) a cash sales commission of $150,480  (b) warrants to purchase 16,443,750 shares of  the Company’s common stock, with each warrant having an exercise price of $0.016 per share and being exercisable for ten years, (c) E-7 Warrants to purchase 12,332,813 shares of the Company’s common stock, and (d) F-4 Warrants to purchase 12,332,813 shares of the Company’s common stock.   The above fees are earned and to be paid over the four closings.  The Company also agreed to pay $119,816 in consulting and legal fees as part of the private placement.

Under the terms of the Series B Note and Warrant Purchase Agreement, the Company has agreed to use its commercially reasonable efforts to obtain stockholder approval for an increase in the number of its authorized shares of common stock to at least 575,000,000 and a one-for-fifty reverse stock split of its common stock.    The Company also has agreed to prepare and file one or more resale registration statements with the SEC for the shares of common stock underlying the notes and warrants issued in the private placement. Specifically, the Company is obligated to (a) file an initial registration statement with the SEC on or before the earlier of (i) March 4, 2007 and (ii) the 30th day following the date the Company’s stockholders approve the increase in authorized shares and reverse stock split described above and (b) have the initial registration statement declared effective not later than the 60th day after the registration statement is filed (or 90 days if the registration statement receives a full review by the SEC). If the initial registration statement is not filed or declared effective within these time frames or the Company fails to meet other specified deadlines, the investors will be entitled to monetary liquidated damages equal to 1.5% of the total amount invested by such investor in the private placement, plus an additional 1.5% liquidated damages for each 30-day period thereafter, up to a maximum liquidated damages amount of not more than 9% of the amount invested by each investor. The Company is obligated to maintain the effectiveness of the registration statements until the earlier of (a) the date when the underlying securities have been sold or (b) the date on which the underlying shares of common stock can be sold without restriction under Rule 144(k), or the effectiveness period.

The Company also granted the investors in the private placement "most favored nations" rights. Specifically, as long as the notes issued in the private placement remain outstanding, if the Company consummates another financing of common stock or securities convertible, exercisable or exchangeable into common stock, the investors will have the right to exchange any remaining notes that they purchased in the private placement for the securities offered in the new financing.

Share Exchange Agreement

Pursuant to the Share Exchange Agreement, the Company agreed to acquire from BMSI 100% of the capital stock of BounceGPS, Inc., a provider of mobile asset management solutions, in exchange for:

•	5,000 shares of the Company’s newly authorized series C convertible preferred stock (“Series C Preferred Stock”)
•	A Series B Note in the principal amount of $660,000
•	An OID Note in the principal amount of $264,000
•	An E-7 Warrant to purchase 30,937,500 shares of the Company’s common stock
•	A F-4 Warrant to purchase 30,937,500 shares of the Company’s common stock

The terms of the Series C Preferred Stock are set forth in the Certificate of Designations, Preferences and Rights of the Series C Preferred Stock, the most significant of which are as follows:

Ranking.  The series C convertible preferred stock issued under the Share Exchange Agreement has a face amount of $1,000 per share ($5,000,000 in the aggregate), ranks junior to the Company’s series B convertible preferred stock and senior to its common stock with respect to payment of dividends and amounts upon any liquidation, dissolution or winding up of the Company.

Dividends.  Holders of shares of Series C convertible preferred stock are entitled to receive cumulative dividends in an amount equal to 8% per year (payable at the election of the holder in cash or additional shares).

Conversion.  The Series C convertible preferred stock issued under the Share Exchange Agreement is initially convertible into 51% of the number of our fully diluted shares, as defined to include, without limitation:

•	Shares of common stock outstanding on the date of issuance of the Series C convertible preferred stock;

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Shares of common stock issuable upon conversion, exercise or exchange of any convertible security or purchase right outstanding on the date of  issuance (including, without limitation, the Series C convertible preferred stock, the Company’s Series B convertible preferred stock, the Series A Notes, the Series B Notes, the Series B OID Notes, the E-7 Warrants and the F-4 Warrants);

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Shares of common stock issuable upon conversion, exercise or exchange of any convertible security or purchase right issued after the issuance date of the Series C convertible preferred stock in conversion, exercise or exchange of securities outstanding as of the issuance date or as a dividend, interest payment, liquidated damages, penalty, compromise, settlement or other payment of certain securities or  pursuant to or in connection with any agreement, indebtedness or other obligation of the Company existing as of the issuance date, or with respect to any amendment, waiver or modification thereto or extension thereof;

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Shares of common stock issued after the issuance date of the Series C convertible preferred stock as a dividend, interest payment, liquidated damages, penalty, compromise, settlement or other payment of certain securities or  pursuant to or in connection with any agreement, indebtedness or other obligation of the Company existing as of the issuance date, or with respect to any amendment, waiver or modification thereto or extension thereof; and

•	Shares of common stock authorized for issuance from time to time under the Company’s equity incentive plans.

The conversion rate is subject to adjustment in the event of distributions of assets or securities and events affecting all of the Company’s common stockholders on a pro rata basis so that the conversion rate is proportionately increased or decreased to reflect the event and under certain other circumstances. In addition, if there is a change of control, then each holder of Series C Preferred Stock has the right to receive upon conversion, in lieu of common stock otherwise issuable, such shares of stock, securities or other property as would have been issued or payable in such change of control with respect to the number of shares of common stock which would have been issuable upon conversion had such change of control not taken place (subject to appropriate revisions to preserve the economic value of the Series C Preferred Stock before the change of control).

Redemption by Holder.  The holders of shares of Series C convertible preferred stock have the right to cause us to redeem any or all of its shares at a price equal to 100% of face value, plus accrued but unpaid dividends in the following events:

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We fail to remove any restrictive legend on any certificate or any shares of common stock issued to the holders of Series B convertible preferred stock upon conversion of the Series B convertible preferred stock as and when required and such failure continues uncured for five business days;

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We provide written notice (or otherwise indicate) to any holder of Series B convertible preferred stock, or state by way of public announcement distributed via a press release, at any time, of our intention not to issue, or otherwise refuse to issue, shares of common stock to any holder of Series B convertible preferred stock upon conversion in accordance with the terms of the certificate of designation for our Series B convertible preferred stock;

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We or any of our subsidiaries make an assignment for the benefit of creditors, or applies for or consents to the appointment of a receiver or trustee for us or for a substantial part of our property or business;

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Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against us or any of our subsidiaries which shall not be dismissed within 60 days of their initiation;

•	We sell, convey or dispose of all or substantially all of our assets;

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We merge or consolidate with or into, or engage in any other business combination with, any other person or entity, in any case which results in either (i) the holders of our voting securities immediately prior to such transaction holding or having the right to direct the voting of fifty percent (50%) or less of our total outstanding voting securities of or such other surviving or acquiring person or entity immediately following such transaction or (ii) the members of our board of directors comprising fifty percent (50%) or less of the members of our board of directors or such other surviving or acquiring person or entity immediately following such transaction;

•	We have fifty percent (50%) or more of the voting power of our capital stock owned beneficially by one person, entity or “group”;

•	We experience any other change of control not otherwise addressed above; or

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We otherwise breach any material term under the private placement transaction documents, and if such breach is curable, shall fails to cure such breach within 10 business days after we have been notified thereof in writing by the holder.

Restricted Actions.  So long as any shares of Series C convertible preferred stock are outstanding, we are not permitted to take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval of the majority holders of Series C convertible preferred stock:

•	Alter or change the rights, preferences or privileges of the Series C convertible preferred stock, or increase the authorized number of shares of Series C convertible preferred stock;

•	Amend our certificate of incorporation or bylaws;

•	Issue any shares of Series C convertible preferred stock other than pursuant to the Share Exchange Agreement or as a dividend on the Series C convertible preferred stock;

•	Redeem, repurchase or otherwise acquire, or declare or pay any cash dividend or distribution on, any junior securities;

•	Increase the par value of our common stock;

•	Sell all or substantially all of our assets or stock, or consolidate or merge with another entity;

•	Enter into or permit to occur any change of control transaction;

•	Liquidate, dissolve, recapitalize or reorganize;

•	Change the Company’s principal business;

•	Create or issue any senior securities or pari passu securities to the Series B convertible preferred stock;

•	alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series C convertible preferred stock;

•	Enter into any agreement, commitment, understanding or other arrangement to take any of the foregoing actions; or

•	Cause or authorize any of our subsidiaries to engage in any of the foregoing actions.

Voting Rights.  The series C convertible preferred stock generally has the right to vote on all matters before the common stockholders on an as-converted basis voting together with the common stockholders as a single class. In addition, the holders of a majority of the Series C Preferred Stock, voting as a separate class, have the right to appoint a majority of the members of the Company’s Board of Directors (as long as the Company has not exercised its limited rights to redeem series C convertible preferred stock).

In the Share Exchange Agreement transaction, the Company also granted to BMSI, registration rights and “most favored nation” rights (substantially similar to those granted to the November 2006 private placement investors as described above) with respect to the Series B Note, the OID Note, the E-7 Warrant, and the F-4 Warrant issued pursuant to the Share Exchange Agreement (and the shares of the Company’s common stock issuable upon conversion or exercise of such securities).

In connection with the Share Exchange Agreement, the holders of the Company’s series B convertible preferred stock agreed to certain amendments to the terms of the series B convertible preferred stock and the related securities purchase agreement, including a reduction in dividends payable on the series B convertible preferred stock, and the elimination of certain redemption rights and protective class voting rights.

Item 2.01   Completion of Acquisition or Disposition of Assets

On December 4, 2006, the Company closed on the acquisition of the capital stock of BounceGPS, Inc. and the transactions contemplated by the Share Exchange Agreement with BMSI.   See Item 1.01 above.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 4, 2006, the Company became directly obligated on the financial obligations represented by the Series B Notes and OID Notes issued pursuant to the Note and Warrant Purchase Agreement and the Share Exchange Agreement (and transactions contemplated thereunder) described in Item 1.01 above.

The amounts payable under the Series B Notes and the OID Notes may be accelerated or increased upon the occurrence of an event of default, as defined in the notes, including:

•	the failure of the Company to make the principal installment amount on a designated principal payment date;

•
the failure of the initial registration statement covering the resale of the notes and warrants to be declared effective by the SEC on or prior to one hundred eighty days after the original issuance of the notes;

•	the suspension from listing or failure of the Company’s common stock to be listed on the OTC Bulletin Board or one of the major exchanges;

•	the Company’s notice to the holder of its inability to comply or intention not to comply with proper requests for conversion of the notes;

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the Company’s failure to timely deliver shares of common stock upon conversion, to file a registration statement, or to make payment of fees under the notes, the purchase agreement or related registration rights agreement;

•	the lapsing of the effectiveness of a registration statement covering the resale of the notes and warrants for a period of ten consecutive trading days;

•	the Company’s default in the performance of any material covenant in the notes, the purchase agreement, the related registration rights agreement and other ancillary documents;

•	the Company’s making of a false or incorrect representation or warranty in the purchase agreement, the related registration rights agreement and other ancillary documents;

•
the Company’s default in any payment of principal or interest on any indebtedness, or default in the observance or performance of any other agreement relating to such indebtedness in excess of $100,000;

•	the Company’s application for appointment of a receiver or liquidator or filing a petition in bankruptcy or other similar relief;

•	the filing of a proceeding against the Company seeking the liquidation, reorganization, or dissolution of the Company or similar relief;

•	the Company’s failure to instruct its transfer agent to remove any legends from shares of common stock eligible to be sold under Rule 144 of the Securities Act of 1933 and to issue such to the holder;

•	the Company’s failure to pay any amounts due to the holder under the notes, the purchase agreement or the related registration rights agreement within three business days of the due date; and

•	the occurrence of an event of default under any of the other notes contemplated by the Note and Warrant Purchase Agreement or the Share Exchange Agreement.

The Series B Notes and OID Notes provide for a prepayment by the Company, at the option of the holder, (a) if an event of default occurs, at a price equal to 120% of the aggregate principal amount of the notes and (b) if a major transaction (as defined in the notes) occurs, at a price equal to the aggregate principal amount of the notes.

Item 3.02.  Unregistered Sales of Equity Securities

On December 4, 2006, the Company closed on $438,500 in gross proceeds in the first closing under the Note and Warrant Purchase Agreement.   The second closing occurred on January 10, 2007 and the third closing occurred on March 26, 2007.  Each closing provided $438,500 in gross proceeds.

On December 4, 2006, the Company closed on the acquisition of the capital stock of BounceGPS, Inc. and the transactions contemplated by the Share Exchange Agreement with BMSI.

Item 5.01.  Changes in Control of Registrant

As a result of the securities issued to BMSI in the Share Exchange Agreement and Note and Warrant Purchase Agreement transactions, BMSI obtained and currently has effective control of Remote Dynamics board of directors, management, 94.5% of the voting power of Remote Dynamics common stock outstanding, and beneficial ownership of approximately 63.6% of Remote Dynamics common stock (on a as-converted, fully diluted basis).

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 4, 2006, Christopher Phillips resigned as a member of the Company’s Board of Directors.  Mr. Phillips’ resignation was not because of a disagreement with the Company, on any matter relating to its operations, policies, or practices.  Mr. Phillips was a member of the audit committee of the Board of Directors.

On December 4, 2006, the Company’s Board of Directors appointed David Walters as Chairman of the Board of Directors and Keith Moore as a member of the Board of Directors to fill two of the vacancies On the Board.  Mr. Moore will serve as a member of the audit committee of the Board of Directors.

David Walters, age 44, has served as Chairman and Chief Executive Officer of Bounce Mobile Systems, Inc., since July 2006.  Since February 2000, he has served as a managing member of Monarch Bay Capital Group, LLC, a consulting company, and since March 2006 as a managing member of Monarch Bay Management Company, LLC (“MBMC”), also a consulting company.  Mr. Walters has extensive experience in investment management, corporate growth development strategies and capital markets.  Mr. Walters earned a B.S. in Bioengineering from the University of California, San Diego in 1985.   Mr. Walters also serves as Chairman of the Board of Directors of Monarch Staffing, Inc. and a member of the Board of Directors of Precision Aerospace Components, Inc.

Keith Moore, age 46, is Chairman and Chief Executive Officer of DataLogic International, Inc., an information technology company, positions he has held since January 2005.   Since March 2006, he has also served as a managing member of MBMC.  From April 1999 to January 2005, Mr. Moore served as Chairman and Chief Executive Officer of iTechexpress, Inc.   Mr. Moore received his Bachelors degree in Accounting from Eastern Michigan University in 1982 and his Masters degree from Eastern Michigan University in Finance in 1984.  Mr. Moore also serves as a member of the Board of Directors of Monarch Staffing, Inc.
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Item 8.01.  Other Events

The Company issued a press release describing the transactions in this Report on December 5, 2006, a copy of which is included as an Exhibit to this Report.

Item 9.01.  Financial Statements and Exhibits

(a)   Financial Statements of BounceGPS, Inc.

See Exhibit  99.2

(b)   Pro Forma Financial Information

See Exhibit 99.3

(c)  Exhibits:

Exhibit No.	Description

10.1	Note and Warrant Purchase Agreement for November 2006 Private Placement	(1)
10.2	Form of Series B Note for November 2006 Private Placement	(1)
10.3	Form of OID Note for November 2006 Private Placement	(1)
10.4	Form of F-7 Warrant for November 2006 Private Placement	(1)
10.5	Form of E-4 Warrant for November 2006 Private Placement	(1)
10.6	Registration Rights Agreement for November 2006 Private Placement	(1)
10.7	Security Agreement for November 2006 Private Placement	(1)
10.8	Share Exchange Agreement with BMSI	(1)
10.9	Certificate of Designations, Preferences and Rights for Series C Convertible Preferred Stock	(1)
10.10	Registration Rights Agreement with BMSI	(1)
10.11	Security Agreement with BMSI	(1)
10.12	Series B Note (issued pursuant to Share Exchange Agreement)	(1)
10.13	OID Note (issued pursuant to Share Exchange Agreement)	(1)
10.14	F-7 Warrant (issued pursuant to Share Exchange Agreement)	(1)
10.15	E-4 Warrant (issued pursuant to Share Exchange Agreement)	(1)
10.16	Amended and Restated Certificate of Designations, Preferences and Rights for Series B Convertible Preferred Stock	(1)
10.17	Amendment No. 1 to Securities Purchase Agreement (Series B Convertible Preferred Stock)	(1)
99.1	Press Release, dated December 5, 2006	(1)
99.2*	Financial Statements of BounceGPS, Inc.	*
99.3*	Pro Form Financial Information	*

(1)	Filed with Form 8-K filed on December 7, 2006

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2007                                                      REMOTE DYNAMICS, INC.

By:	/s/ Gary Hallgren
Name:	Gary Hallgren
Title:	Chief Executive Officer